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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) APRIL 12, 2006
                                                         ---------------


                              I/OMAGIC CORPORATION
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             (Exact name of registrant as specified in its charter)

          NEVADA                    000-27267                    88-0290623
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

                       4 MARCONI, IRVINE, CALIFORNIA 92618
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code (949) 707-4800
                                                          --------------

                                 NOT APPLICABLE
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                  (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     SETTLEMENT AGREEMENT

         On April 12, 2006, I/OMagic Corporation ("I/OMagic") and OfficeMax North America, Inc. ("OfficeMax") entered into a Settlement Agreement settling certain litigation in its entirety. The litigation is described below. In settling the matter, each party denied liability and wrongdoing and the settlement was entered into solely for the purpose of compromising and settling the litigation and in order to avoid the risk, cost, and burden of litigation and participation therein. Pursuant to the settlement, OfficeMax paid I/OMagic $2,375,000.

     LITIGATION WITH OFFICEMAX NORTH AMERICA, INC.

         On May 6, 2005, OfficeMax North America, Inc., or plaintiff, filed a Complaint for Declaratory Judgment in the United States District Court of the Northern District of Ohio against I/OMagic. The complaint seeks declaratory relief regarding whether plaintiff is still obligated to us under certain previous agreements between the parties. The complaint also seeks plaintiff's costs as well as reasonable attorneys' fees. The complaint arises out of our contentions that plaintiff is still obligated to us under an agreement entered into in May 2001 and plaintiff's contention that it has been released from such obligation. As of the date of this report, we have filed a motion to dismiss, or in the alternative, a motion to stay the plaintiff's action against us. The claims relating to this action were settled in connection with the settlement of the litigation described immediately below.

         On May 20, 2005, we filed a complaint for breach of contract, breach of implied covenant of good faith and fair dealing, and common counts against OfficeMax North America, Inc., or defendant, in the Superior Court of the State of California for the County of Orange, Case No. 05CC06433. The complaint sought damages of in excess of $22 million arising out of the defendants' alleged breach of contract under an agreement entered into in May 2001. On or about June 20, 2005, OfficeMax removed the case to the United States District Court for the Central District of California, Case No. SA CV05-0592 DOC(MLGx). On August 1, 2005, OfficeMax filed its Answer and Counter-Claim against us. The Counter-Claim against us alleged four causes of action: breach of contract, unjust enrichment, quantum valebant, and an action for declaratory relief. The Counter-Claim alleged, among other things, that the we were liable to OfficeMax in the amount of no less than $138,000 under the terms of a vendor agreement executed between us and OfficeMax in connection with the return of computer peripheral products to us for which OfficeMax alleged it was never reimbursed. The Counter-Claim sought, among other things, at least $138,000 from us, along with pre-judgment interest, attorneys' fees and costs of suit. We filed a response denying all of the affirmative claims set forth in the Counter-Claim, denying any wrongdoing or liability, and denying that OfficeMax was entitled to obtain any relief.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information.

                  Not applicable.

         (c) Exhibits.

                  Not applicable.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 15, 2006                  I/OMAGIC CORPORATION


                                     By: /S/ STEVE GILLINGS
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                                         Steve Gillings, Chief Financial Officer